Exhibit 99.1
Backblaze Announces Fourth Quarter and Full Year 2025 Financial Results

24% Revenue Growth in B2 Cloud Storage, 12% Revenue Growth Overall in Q4 2025

San Mateo, CA (February 23, 2026)—Backblaze, Inc. (Nasdaq: BLZE), the high-performance cloud storage platform for the AI era, today announced results for its fourth quarter ended December 31, 2025.

“In Q4, we closed our first eight-figure TCV neocloud agreement,” said Gleb Budman, co-founder and CEO of Backblaze. “This marks yet another neocloud win and, together with the launch of B2 Neo, our neocloud-specific storage offering, demonstrates the strength of our storage cloud platform and our continued progress moving upmarket. We drove diversified growth across AI, cyber resilience, and application storage use cases. At the same time, we achieved 11% in adjusted free cash flow margin in the quarter, reflecting continued operating discipline. Looking ahead, we see Backblaze increasingly serving as the storage backbone for neocloud providers and as a trusted platform for developers building data-intensive and AI-driven applications.”

Fourth Quarter 2025 Financial Highlights:

•Revenue of $37.8 million, an increase of 12% year-over-year (YoY).
•B2 Cloud Storage revenue was $21.3 million, an increase of 24% YoY.
•Computer Backup revenue was $16.5 million, flat YoY.
•Gross profit of $23.4 million, or 62% of revenue, compared to $18.5 million, or 55% of revenue, in Q4 2024.
•Adjusted gross profit of $30.1 million, or 80% of revenue, compared to $26.3 million or 78% of revenue in Q4 2024.
•Net loss was $5.4 million compared to a net loss of $14.4 million in Q4 2024.
•Net loss per share was $0.09 compared to a net loss per share of $0.30 in Q4 2024.
•Adjusted EBITDA was $10.4 million, or 28% of revenue, compared to $4.6 million or 14% of revenue in Q4 2024.
•Non-GAAP net income of $3.5 million compared to non-GAAP net loss of $3.0 million in Q4 2024.
•Non-GAAP net income per share of $0.06 compared to a non-GAAP net loss per share of $(0.06) in Q4 2024.
•Cash flow from operations was $9.3 million, compared to $2.2 million in Q4 2024.
•Adjusted free cash flow was $4.1 million, compared to $(4.5) million in Q4 2024.
•Cash, cash equivalents, and marketable securities totaled $51.4 million as of December 31, 2025.

Full-Year 2025 Financial Highlights:
•Revenue of $145.8 million, an increase of 14% YoY.
•B2 Cloud Storage revenue was $79.9 million, an increase of 26% YoY.
•Computer Backup revenue was $65.9 million, an increase of 3% YoY.
•Gross profit of $88.8 million, or 61% of revenue, compared to $69.3 million, or 54% of revenue, in 2024.
•Adjusted gross profit of $115.6 million, or 79% of revenue, compared to $99.2 million or 78% of revenue in 2024.
•Net loss was $25.6 million compared to a net loss of $48.5 million in 2024.
•Net loss per share was $0.46 compared to a net loss per share of $1.11 in 2024.
•Adjusted EBITDA was $31.8 million, or 22% of revenue, compared to $13.0 million or 10% of revenue in 2024.
•Non-GAAP net income of $4.3 million compared to non-GAAP net loss of $17.5 million in 2024.
•Non-GAAP net income per share of $0.07 compared to a non-GAAP net loss per share of $0.40 in 2024.
•Cash flow from operations during the year ended December 31, 2025 was $23.5 million, compared to $12.5 million during the year ended December 31, 2024.
•Adjusted free cash flow during the year ended December 31, 2025 was $(5.4) million, compared to $(20.1) million during the year ended December 31, 2024.

Fourth Quarter 2025 Operational Highlights:

•Annual recurring revenue (ARR) was $154.4 million, an increase of 13% YoY.
◦B2 Cloud Storage ARR was $88.9 million, an increase of 27% YoY.
◦Computer Backup ARR was $65.5 million, flat YoY.
•Net revenue retention rate (NRR) was 105% compared to 116% in Q4 2024.
◦B2 Cloud Storage NRR was 111% compared to 123% in Q4 2024.
◦Computer Backup NRR was 98% compared to 109% in Q4 2024.
•Gross customer retention rate was 91% in Q4 2025 compared to 90% in Q4 2024.
◦B2 Cloud Storage gross customer retention rate was 89% in both Q4 2025 and Q4 2024.
◦Computer Backup gross customer retention rate was 91% in Q4 2025 compared to 90% Q4 2024.
•Number of customers was 503,866 versus 507,647 in Q4 2024.
◦B2 Cloud Storage number of customers was 119,154 versus 107,616 in Q4 2024.
◦Computer Backup number of customers was 402,589 versus 417,845 in Q4 2024.
•Total annual average revenue per customer (ARPU) was $307 versus $268 in Q4 2024.
◦B2 Cloud Storage ARPU was $750 versus $645 in Q4 2024.
◦Computer Backup ARPU was $163 versus $159 in Q4 2024.

Recent Business Highlights:

•Launched B2 Neo: New solution allows neocloud providers to quickly add a high-performance, scalable storage service to their platforms, accelerating time to market while offloading storage complexity.
•Signed record eight-figure neocloud TCV deal: Combined with other 6- and 7-figure neocloud wins, this demonstrates growing adoption of our platform as the storage backbone for neocloud providers.
•Introduced Backblaze Flamethrower startup program: Deepens our engagement in the early-stage ecosystem, building platform affinity among data-intensive founders and small teams while strengthening our long-term customer relationships as these companies grow.
•Continued upmarket momentum: ARR from customers generating more than $50,000 annually increased 73% year over year, from $15 million to $26 million, while the number of these customers grew 35% to 168, reflecting the continued success of our go-to-market transformation.
•Achieved adjusted free cash flow positivity in Q4 for the first time since going public: Improved adjusted free cash flow by more than $8.6 million year over year, demonstrating significant progress toward sustainable profitability.
•Strengthened engineering and product leadership: Appointed Dan Spraggins as Senior Vice President of Engineering, Rhett Dillingham as Senior Vice President of Product, and Russ Artzt, co-founder of CA Technologies, as advisor to accelerate product and platform leadership.
•Established a go-to-market (GTM) advisory committee: Composed of experienced GTM leaders to accelerate execution and help capture the expanding data growth opportunity driven by AI workloads.

Financial Outlook:
Based on information available as of the date of this press release,
For the first quarter of 2026, we expect:
•Revenue between $37.6 million to $38.0 million.
•Adjusted EBITDA margin between 18% to 20%.
•Basic weighted average shares outstanding of 59.2 million to 59.4 million shares.
For full-year 2026, we expect:
•Revenue between $156.5 million to $158.5 million.
•Adjusted EBITDA margin between 19% to 21%.

Conference Call Information:

Backblaze will host a conference call today, February 23, 2026, at 2:00 p.m. PT (5:00 p.m. ET) to review its financial results.

Attend the webcast here: https://events.q4inc.com/attendee/991328028.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

Register to listen by phone here: https://registrations.events/direct/Q4I789404935.
Phone registrants will receive dial-in information via email.

About Backblaze

Backblaze (NASDAQ: BLZE) gives businesses the freedom to innovate without limits by removing the barriers of lock-in, complexity, and cost. Our high-performance cloud object storage accelerates AI workflows, powers data-heavy applications, streamlines media management, and protects critical data. As an award-winning independent cloud, we provide levels of interoperability that enable over 500,000 of our customers to reach and serve hundreds of millions of end users in 175 countries around the world. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook.”

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: the impact of our go-to-market transformation and ability to attract and retain customers, including increasingly larger customers; the continued growth of data stored by our customers; continued growth of AI related business; rapidly evolving technological developments in the market, including advancement in AI; realizing the anticipated benefits relating to cost savings initiatives and the re-investment of savings in additional sales capacity; market competition, including competitors that may have greater size, offerings and resources; effectively managing growth and scaling of our platform; ability to offer new features and other offerings on a timely basis, including new enterprise features, B2 Overdrive offering and geographic expansion in Canada or other jurisdictions, and achieve desired market adoption; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to continue to scale the business; the impact of pricing and other product offering changes; material defects or errors in our software, such as problems with our internal systems, network, or data, including actual or perceived breaches or failures; supply chain disruption; ability to maintain existing relationships with partners and to enter into new partnerships; hiring and retention of key employees; the impact of changes to global trade and tariff policies, on us or our vendors, partners and customers; war or hostilities, and other significant world or regional events on our business and the business of our customers, vendors, supply chain and partners; litigation and other disputes; availability of additional capital; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions, and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we provide investors with non-GAAP financial measures including (i) adjusted gross profit (and margin), (ii) adjusted EBITDA and adjusted EBITDA margin, (iii) non-GAAP net income (loss) and non-GAAP net income (loss) per share, (iv) adjusted free cash flow and adjusted free cash flow margin, and (v) other Non-GAAP measures. These non-GAAP financial measures are not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of our performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit and Margin

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross profit as gross profit, excluding stock-based compensation expense, depreciation and amortization and restructuring charges within cost of revenue. We define adjusted gross margin as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, and restructuring charges because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross profit (and margin) provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, investment income, income tax provision, realized and unrealized gains and losses on foreign currency transactions, impairment of long-lived assets, restructuring charges, legal settlement costs, and other non-recurring charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues for the period. We use Adjusted EBITDA and Adjusted EBITDA Margin to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA and Adjusted EBITDA Margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

We define non-GAAP net income (loss) as net income (loss) adjusted to exclude stock-based compensation, realized and unrealized gains and losses on foreign currency transactions, impairment of long-lived assets, restructuring charges, legal settlement costs, and other items we deem non-recurring. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) divided by basic and diluted weighted average common shares outstanding. We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share, when taken together with our GAAP financial results, provide meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

We believe that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are useful metrics for assessing liquidity that provide information to management and investors about the cash generated from our core operations that can be reinvested in the business. However, these measures should not replace cash flows from operations as a liquidity benchmark. One limitation of these metrics is that they do not reflect our future contractual commitments, nor do they capture the overall changes in our cash balance during a specific period. Nonetheless, we believe that Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are key metrics providing insight on our financial trajectory that helps us make informed decisions as we work towards sustainable positive cash flow.

We define adjusted free cash flow as net cash provided by operating activities less purchases of property and equipment, capitalized internal-use software costs, principal payments on finance leases and lease financing obligations, as reflected in our consolidated statements of cash flows, and excluding payments on restructuring charges, legal settlement payments, and payments on other non-recurring charges. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by revenue.
Other Non-GAAP Measures
Adjusted Cost of Revenue and Adjusted Operating Expenses

Adjusted research and development, adjusted sales and marketing, and adjusted general and administrative (collectively, “adjusted operating expenses”) and adjusted cost of revenue are non-GAAP financial measures that we define as each respective GAAP expense category excluding stock-based compensation expense, depreciation and amortization, restructuring costs, and other non-recurring charges. This measure provides management with greater transparency into the underlying trends in our business by facilitating period-to-period comparisons of our ongoing cost structure, excluding the impact of certain non-cash or non-recurring items that may not be indicative of our operating performance. These measures are intended to assist in forecasting and budgeting by providing greater visibility into our normalized expense base.

Key Business Metrics:

Annual Recurring Revenue (ARR)

We define ARR as the annualized value of all B2 Cloud Storage and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all B2 Cloud Storage and Computer Backup arrangements for the last month of a period by 12. Our ARR for each of B2 Cloud Storage and Computer Backup is calculated in the same manner as our overall ARR based on the revenue from our B2 Cloud Storage and Computer Backup solutions, respectively.

Net Revenue Retention Rate (NRR)

To calculate the NRR for a specific quarter, we determine the revenue recognized in that quarter from customers who generated revenue during the last month of the same quarter of the previous year. This revenue is then divided by the revenue generated from those same customers in the prior year quarter. Our overall NRR rate is calculated as the average of these quarterly rates over the past four quarters to provide a comprehensive view of revenue trends.

Gross Customer Retention Rate
We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we provide a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of our quarterly gross customer retention rates. We calculate the quarterly gross customer retention rates by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Number of Customers

We define a customer at the end of any period as a distinct account, as identified by a unique account identifier, that has paid for our cloud services, including end-user customers that purchase through a reseller. This population makes up substantially all of our user base.

Annual Average Revenue Per User

We define annual average revenue per user (Annual ARPU) as the annualized value for the average revenue per customer. Annual ARPU is calculated by dividing our revenue for the last month of a period by the total number of customers as of the last day of the same period, and then multiplying the resulting quotient by 12. Our annual average revenue per user for B2 Cloud Storage and Computer Backup is calculated in the same manner based on the revenue and number of customers from our B2 Cloud Storage and Computer Backup solutions, respectively.

Investors Contact
Mimi Kong
Sr. Director, Investor Relations and Corporate Development
ir@backblaze.com

Press Contact
Yev Pusin
Sr. Director, Marketing
press@backblaze.com

BACKBLAZE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2025	2024
	(audited)
Assets
Current assets:
Cash and cash equivalents	$29,182	$45,776
Marketable securities	22,199	9,139
Accounts receivable, net	3,482	1,831
Prepaid expenses	4,195	3,457
Other current assets	6,630	5,545
Total current assets	65,688	65,748
Property and equipment, net	57,310	42,949
Operating lease right-of-use assets, net	22,713	15,873
Capitalized internal-use software, net	40,825	41,801
Other assets	5,290	2,187
Total assets	$191,826	$168,558
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,588	$1,459
Accrued expenses and other current liabilities	9,406	7,584
Finance lease liabilities and lease financing obligations, current	14,873	16,327
Operating lease liabilities, current	5,253	4,026
Deferred revenue, current	30,498	30,407
Total current liabilities	61,618	59,803
Finance lease liabilities and lease financing obligations, non-current	21,292	13,142
Operating lease liabilities, non-current	20,166	12,844
Deferred revenue and other liabilities, non-current	5,529	5,147
Total liabilities	108,605	90,936
Commitments and contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; 113,000,000 shares authorized as of December 31, 2025 and 2024; 58,962,339 shares issued and 58,705,790 outstanding as of December 31, 2025 and 53,375,770 shares issued and outstanding as of December 31, 2024.	6	5
Treasury stock, at cost; 256,549 and zero shares as of December 31, 2025 and 2024, respectively	(1,983)	—
Additional paid-in capital	306,795	273,602
Accumulated deficit	(221,597)	(195,985)
Total stockholders’ equity	83,221	77,622
Total liabilities and stockholders’ equity	$191,826	$168,558

BACKBLAZE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share data)

	Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
	(unaudited)		(audited)
Revenue	$37,762	$33,786	$145,835	$127,628
Cost of revenue	14,337	15,283	57,042	58,285
Gross profit	23,425	18,503	88,793	69,343
Operating expenses:
Research and development	11,141	12,029	46,109	42,098
Sales and marketing	8,966	11,704	37,397	44,440
General and administrative	7,983	8,542	28,910	29,094
Total operating expenses	28,090	32,275	112,416	115,632
Loss from operations	(4,665)	(13,772)	(23,623)	(46,289)
Investment income	451	363	1,961	1,422
Interest expense	(1,199)	(968)	(3,866)	(3,658)
Loss before provision for income taxes	(5,413)	(14,377)	(25,528)	(48,525)
Income tax provision	—	—	84	6
Net loss and comprehensive loss	$(5,413)	$(14,377)	$(25,612)	$(48,531)

Net loss per share, basic and diluted	$(0.09)	$(0.30)	$(0.46)	$(1.11)

Weighted average common shares outstanding	58,144,740	48,212,796	56,209,667	43,543,023

BACKBLAZE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Years Ended December 31,
	2025	2024
	(audited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,612)	$(48,531)
Adjustments to reconcile net loss to net cash provided by operating activities:
Noncash lease expense on operating leases	4,944	2,727
Depreciation and amortization	25,591	28,328
Impairment loss on long-lived assets	1,159	898
Stock-based compensation	26,436	28,628
Gain on disposal of property and equipment	(347)	(154)
Other, net	686	409
Changes in operating assets and liabilities:
Accounts receivable	(1,651)	(1,031)
Prepaid expenses and other current assets	(1,527)	(741)
Other assets	(2,673)	(1,346)
Accounts payable	402	(547)
Accrued expenses and other current liabilities	130	948
Deferred revenue and other liabilities, non-current	473	5,505
Operating lease liabilities	(4,467)	(2,588)
Net cash provided by (used in) operating activities	23,544	12,505
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(39,530)	(38,097)
Maturities of marketable securities	26,281	45,693
Proceeds from disposal of property and equipment	167	455
Purchases of property and equipment	(4,694)	(1,711)
Capitalized internal-use software costs	(7,564)	(12,471)
Net cash (used in) provided by investing activities	(25,340)	(6,131)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance lease and lease financing obligations	(18,164)	(19,503)
Proceeds from issuance of common stock upon public offering, net of underwriting discounts and commission and other offering costs	—	37,434
Payments of offering costs	(20)	(383)
Proceeds from debt facility	2,454	554
Repayment of debt facility	(2,454)	(4,682)
Payment of debt issuance costs	(602)	—
Principal payments on insurance premium financing	—	(893)
Purchase of treasury stock	(1,983)	—
Proceeds from exercises of stock options	5,338	7,477
Taxes paid for net share settlement of equity awards	(1,917)	—
Proceeds from ESPP	2,550	2,768
Net cash (used in) provided by financing activities	(14,798)	22,772
Net (decrease) increase in cash and cash equivalents	(16,594)	29,146
Cash and cash equivalents and restricted cash, beginning of period	45,776	16,630
Cash and cash equivalents, end of period	$29,182	$45,776

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands, except percentages)

Adjusted Gross Profit and Adjusted Gross Margin

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
	(dollars in thousands)
Gross profit	$23,425	$18,503	$88,793	$69,343
Adjustments:
Stock-based compensation(1)	387	398	1,557	1,616
Depreciation and amortization(2)	6,138	6,917	25,136	27,761
Restructuring charges	128	460	115	460
Adjusted gross profit	$30,078	$26,278	$115,601	$99,180
Gross margin	62%	55%	61%	54%
Adjusted gross margin	80%	78%	79%	78%
________________
(1) $0.3 million of stock-based compensation expense for the three months and year ended December 31, 2024 is classified as restructuring charges in the table above, as these charges were incurred as part of our restructuring program.
(2) $0.1 million of depreciation and amortization expense for the three months and year ended December 31, 2025 is classified as restructuring charges in the table above, as these charges were incurred as part of our restructuring program.

Adjusted EBITDA and Adjusted EBITDA Margin

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
	(dollars in thousands)
Net loss and comprehensive loss	$(5,413)	$(14,377)	$(25,612)	$(48,531)
Adjustments:
Depreciation and amortization(1)	6,211	7,060	25,493	28,328
Stock-based compensation(2)	6,317	6,609	26,425	26,104
Interest expense and investment income, net	748	605	1,905	2,236
Income tax provision	—	—	84	6
Foreign exchange loss (gain)	14	(127)	451	32
Litigation settlement payments	—	—	288	—
Impairment of long-lived assets(3)	—	—	258	—
Restructuring charges	2,538	4,861	2,472	4,861
Adjusted EBITDA	$10,415	$4,631	$31,764	$13,036
Net loss and comprehensive loss margin	(14%)	(43%)	(18%)	(38%)
Adjusted EBITDA margin	28%	14%	22%	10%
________________
(1) $0.1 million of depreciation and amortization expense for the three months and year ended December 31, 2025 is classified as restructuring charges in the table above, as these charges were incurred as part of our restructuring program.
(2) $2.5 million of stock-based compensation expense for the three months and year ended December 31, 2024, as well as a nominal amount for the three months and year ended December 31, 2025, is classified as restructuring charges in the table above, as these charges were incurred as part of our restructuring programs.
(3) $1.0 million and $0.9 million of impairment loss on right-if-use assets for the three months and years ended December 31, 2025 and 2024, respectively, are classified as restructuring charges in the table above, as these charges were incurred as part of our restructuring programs.

Other Non-GAAP Measures
Adjusted Cost of Revenue and Adjusted Operating Expenses

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
	(dollars in thousands)
Revenue	$37,762	$33,786	$145,835	$127,628

Adjustments:

Adjusted cost of revenue:
Cost of revenue	14,337	15,283	57,042	58,285
Less: Depreciation and amortization(1)	(6,138)	(6,917)	(25,136)	(27,761)
Less: Stock-based compensation(2)	(387)	(398)	(1,557)	(1,616)
Less: Restructuring charges	(128)	(460)	(115)	(460)
Adjusted cost of revenue	7,684	7,508	30,234	28,448
Adjusted gross margin	80%	78%	79%	78%

Adjusted Operating Expenses:
Research and development	11,141	12,029	46,109	42,098
Less: Depreciation and amortization	(35)	(66)	(170)	(262)
Less: Stock-based compensation(2)	(2,791)	(2,937)	(12,094)	(10,392)
Less: Restructuring charges	(319)	(1,278)	(285)	(1,278)
Less: Impairment of long-lived assets	—	—	(258)	—
Adjusted research and development	7,996	7,748	33,302	30,166

Sales and marketing	8,966	11,704	37,397	44,440
Less: Depreciation and amortization	(22)	(45)	(117)	(190)
Less: Stock-based compensation(2)	(1,211)	(1,788)	(6,119)	(8,280)
Less: Restructuring charges	(751)	(1,867)	(687)	(1,867)
Adjusted sales and marketing	6,982	8,004	30,474	34,103

General and administrative(3)	7,983	8,542	28,910	29,094
Less: Depreciation and amortization	(16)	(32)	(70)	(115)
Less: Stock-based compensation(2)	(1,928)	(1,486)	(6,655)	(5,816)
Less: Foreign exchange (loss) gain	(14)	127	(451)	(32)
Less: Restructuring charges	(1,340)	(1,256)	(1,385)	(1,256)
Less: Litigation settlement costs	—	—	(288)	—
Adjusted general and administrative	4,685	5,895	20,061	21,875

Total Adjusted Operating Expenses	$19,663	$21,647	$83,837	$86,144

Adjusted EBITDA	$10,415	$4,631	$31,764	$13,036
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(1) $0.1 million of depreciation and amortization expense recorded to cost of revenue for the year ended December 31, 2025 is classified as restructuring charges in the table above, as these charges were incurred as part of our restructuring and transformation activities in 2025.
(2) $2.5 million of stock-based compensation incurred during the year ended December 31, 2024 is classified as restructuring charges in the table above, including $0.3 million related to cost of revenue, $0.9 million related to research and development costs, $1.2 million related to sales and marketing costs, and $0.1 million related to general and administrative costs, as these charges were incurred as part of our restructuring activities in 2024. A nominal amount of stock-based compensation incurred during the year ended December 31, 2025 is classified as restructuring charges in the table above.
(3) $1.0 million and $0.9 million of impairment loss on right-if-use assets for the three months and years ended December 31, 2025 and 2024, respectively, are classified as restructuring charges in the table above, as these charges were incurred as part of our restructuring programs.

Non-GAAP Net Income (Loss)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
	(in thousands, except share and per share data)
Net loss and comprehensive loss	$(5,413)	$(14,377)	$(25,612)	$(48,531)
Adjustments:
Stock-based compensation(1)	6,317	6,609	26,425	26,104
Foreign exchange loss (gain)	14	(127)	451	32
Litigation settlement costs	—	—	288	—
Impairment of long-lived assets(2)	—	—	258	—
Restructuring charges	2,538	4,861	2,472	4,861
Non-GAAP net income (loss)	$3,456	$(3,034)	$4,282	$(17,534)
GAAP net loss per share, basic and diluted	$(0.09)	$(0.30)	$(0.46)	$(1.11)
Non-GAAP net income (loss) per share - diluted	$0.06	$(0.06)	$0.07	$(0.40)

Shares used in Non-GAAP net income (loss) per share calculations:
GAAP weighted-average shares used to compute net loss per share - basic and diluted	58,144,740	48,212,796	56,209,667	43,543,023
Add: Dilutive ordinary share equivalents	3,319,901	—	2,772,731	—
Non-GAAP weighted average common shares outstanding - diluted	61,464,641	48,212,796	58,982,398	43,543,023
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(1) $2.5 million of stock-based compensation expense for the three months and year ended December 31, 2024, as well as a nominal amount for the three months and year ended December 31, 2025, is classified as restructuring charges in the table above, as these charges were incurred as part of our restructuring programs.
(2) $1.0 million and $0.9 million of impairment loss on right-if-use assets for the three months and years ended December 31, 2025 and 2024, respectively, are classified as restructuring charges in the table above, as these charges were incurred as part of our restructuring programs.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
	(dollars in thousands)
Net cash provided by operating activities	$9,313	$2,233	$23,544	$12,505
Capital expenditures(1)	(1,939)	(3,062)	(12,258)	(14,182)
Principal payments on finance leases and lease financing obligations	(4,266)	(4,748)	(18,164)	(19,503)
Payments on litigation settlement costs	17	—	288	—
Payments on restructuring charges	936	1,049	1,166	1,049
Adjusted Free Cash Flow	$4,061	$(4,528)	$(5,424)	$(20,131)
Operating cash flow margin	25%	7%	16%	10%
Adjusted Free Cash Flow Margin	11%	(13)%	(4)%	(16)%
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(1) Capital expenditures are defined as cash used for purchases of property and equipment and capitalized internal-use software costs.